UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 5, 2011
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34468	37-1333024
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on July 5, 2011, our stockholders voted on the proposals described below, which were adopted by the votes indicated.

1.	Election of a Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Number of Shares
	Voted For	Withheld	Non-Votes
Christopher S. Gaffney	18,473,123	674,810	8,644,527
Stuart Goldfarb	19,138,730	9,203	8,644,527
Jeffrey J. Horowitz	18,714,088	433,845	8,644,527
Edwin J. Kozlowski	19,139,508	8,425	8,644,527
Michael A. Kumin	18,473,901	674,032	8,644,527
Robert G. Trapp	19,136,374	11,559	8,644,527

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Voted For	Voted Against	Abstained
19,145,813	1,320	800

3.	Advisory vote on the compensation of our named executive officers.

Voted For	Voted Against	Abstained	Non-Votes
14,283,019	3,717,890	1,147,024	8,644,527

4.	Advisory vote on the frequency of future advisory votes on named executive officer compensation.

Voted For 1 Year	Voted For 2 Years	Voted For 3 Years	Abstained	Non-Votes
16,295,762	2,116,061	281,780	454,330	8,644,527

Based on this advisory vote, the Company will include an advisory vote on named executive officer compensation in its proxy statement for each annual meeting of stockholders until the next advisory vote taken on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 6, 2011

VITACOST.COM, INC.

By:	/s/ Stephen Markert, Jr.
Name:	Stephen Markert, Jr.
Title:	Interim Chief Financial Officer